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                                                                     EXHIBIT 12
                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES

                    (AMOUNTS IN THOUSANDS, EXCEPT RATIOS)

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                                                                THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                   SEPTEMBER 30,                  SEPTEMBER 30,
                                                              -----------------------        ----------------------
                                                                 1999         1998              1999         1998
                                                              ----------    ---------        ----------   ----------
Income before income taxes                                      $13,556      $ 2,997          $ 34,648     $ 94,195
Add: Minority interest in consolidated real
      estate affiliates                                             726          926             2,062        2,904
     Equity in income of unconsolidated real
      estate affiliates                                          (1,670)      (2,184)           (3,990)      (3,092)
     Distributions from unconsolidated real
      estate affiliates                                             963        1,421             3,996        5,397
     Interest expense                                            42,424       25,809           141,609       65,011
Loss (gains) on sales of investments                                  -       11,816            (1,971)     (53,895)
                                                                -------      -------          --------     --------
Total earnings available to cover fixed charges                 $55,999      $40,785          $176,354     $110,520
                                                                -------      -------          --------     --------
                                                                -------      -------          --------     --------
Total fixed charges-interest expensed and
 capitalized                                                    $43,268      $26,415          $143,297     $ 66,278
Total Preferred Stock Dividends                                   9,559        5,052            26,809       10,499
                                                                -------      -------          --------     --------
Total combined fixed charges and preferred stock dividends      $52,827      $31,467          $170,106      $76,777
                                                                -------      -------          --------     --------
                                                                -------      -------          --------     --------
Ratio of earnings to fixed charges                                1.29x        1.54x             1.23x        1.67x
                                                                -------      -------          --------     --------
                                                                -------      -------          --------     --------
Ratio of earnings to fixed charges and preferred
 stock dividends                                                  1.06x        1.30x             1.04x        1.44x
                                                                -------      -------          --------     --------
                                                                -------      -------          --------     --------
Supplemental Disclosure of Ratio of Funds
 from Operations (FFO) to Fixed Charges:
FFO                                                             $44,087      $36,148          $127,294     $ 99,860
Interest expense                                                 42,424       25,809           141,609       65,011
                                                                -------      -------          --------     --------
Adjusted FFO available to cover fixed charges                   $86,511      $61,957          $268,903     $164,871
                                                                -------      -------          --------     --------
                                                                -------      -------          --------     --------
Total fixed charges - interest expense and
 capitalized                                                    $43,268      $26,415          $143,297     $ 66,278
Total preferred stock dividends                                   9,559        5,052            26,809       10,499
                                                                -------      -------          --------     --------
Total combined fixed charges and preferred
     Stock dividends                                            $52,827      $31,467          $170,106     $ 76,777
                                                                -------      -------          --------     --------
                                                                -------      -------          --------     --------
Ratio of FFO to fixed charges                                      2.0x        2.35x             1.88x        2.49x
                                                                -------      -------          --------     --------
                                                                -------      -------          --------     --------
Ratio of FFO to fixed charges and preferred
 stock dividends                                                  1.64x        1.97x             1.58x        2.15x
                                                                -------      -------          --------     --------
                                                                -------      -------          --------     --------
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